EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Talk America Holdings, Inc.
Reston, Virginia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2003, relating to the consolidated financial statements and schedule of Talk America Holdings, Inc. and subsidiaries (the "Company") appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
December 23, 2003